UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 11, 2023

 NRX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38302	82-2844431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Orange Street, Suite 600 Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

(484) 254-6134

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NRXP	The Nasdaq Stock Market LLC
Warrants to purchase one share of Common Stock	NRXPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Interim Chief Financial Officer

On August 31, 2023, NRx Pharmaceuticals, Inc. (the “Company”) entered into an agreement (the “LifeSci Agreement”) with LS Associates, a division of LifeSci Advisors, LLC (“LifeSci”), pursuant to which LifeSci will provide certain consulting services to the Company, including but not limited to, arranging for the provision of the Company’s the Interim Chief Financial Officer. In connection with the LifeSci Agreement, on September 13, 2023, the Company appointed Richard Narido, 45, to serve as Interim Chief Financial Officer of the Company. As Interim Chief Financial Officer, Mr. Narido will serve as the Company’s principal financial officer and principal accounting officer.

The LifeSci Agreement has a term of two years commencing from the date of the LifeSci Agreement. Pursuant to the LifeSci Agreement, the Company may not knowingly solicit work of any kind (including but not limited to paid and unpaid advice, information, or content), or propose or agree to any kind of consulting, advisory, directorship, or employment arrangement, with any professional that LifeSci first introduces to the Company for a period of one year from the Company’s most recent engagement with or including the professional, without paying a placement fee equal to 15% of such professional’s starting annual base salary and target annual bonus, whether discretionary or quarantined. The LifeSci Agreement also contains certain noncompetition, non-solicitation and confidentiality provisions customary to such agreements.

Prior to his appointment as the Company’s Interim Chief Financial Officer, Mr. Narido most recently served as the Chief Financial Officer of Lucira Health (“Lucira”) until Pfizer Inc.’s acquisition of Lucira in April 2023. From July 2018 to March 2021, Mr. Narido served in various roles at Assembly Biosciences, Inc., including most recently as Executive Director, Finance, Controllership and Treasury. From June 2014 to June 2018, Mr. Narido served in various roles at Bio-Rad Laboratories, Inc., including as Americas Head of Finance, Global Commercial Operations. Prior to June 2018, Mr. Narido held various finance roles, including Global Head Finance Reporting and Accounting for Novartis Vaccines and Diagnostics Division and several industry-related positions, including Business Unit Controller for McKesson Corporation. Mr. Narido also serves as a board member on the Arthritis National Research Foundation’s board of directors. Mr. Narido started his career with PricewaterhouseCoopers’s Financial Audit and Assurance practice. Mr. Narido holds a Bachelor of Science degree from the University of San Francisco and a Master of Science degree from the Pepperdine Graziadio Business School.

There are no arrangements between Mr. Narido and any other persons pursuant to which he was appointed to serve as the Interim Chief Financial Officer of the Company. There are no family relationships between Mr. Narido and any director or executive officer of the Company, and Mr. Narido has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The foregoing summary description of the LifeSci Agreement is qualified in its entirety by reference to the full text of the LifeSci Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein in its entirety by reference.

Resignation of Chief Financial Officer

On September 11, 2023, Seth Van Voorhees, Ph.D., resigned from his position as the Chief Financial Officer of the Company. His resignation will be effective as of September 30, 2023, in order to facilitate a smooth transition. Mr. Van Voorhees’s resignation was not the result of any disagreement regarding any matter relating to the Company’s operations, policies, or practices.

Item 7.01 Regulation FD Disclosure.

On September 14, 2023, the Company issued a press release announcing the appointment of Mr. Narido as the Company’s Interim Chief Financial Officer, the entry into LifeSci Agreement and Mr. Van Voorhees’s resignation as the Company’s Chief Financial Officer. The Company undertakes no obligation to update, supplement or amend the materials attached hereto.

The information in this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) is being furnished pursuant to Item 7.01 and shall not be deemed to be filed for purposes of Section 18 of the Exchange Act, or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Client Agreement, dated August 31, 2023, by and between NRx Pharmaceuticals, Inc. and LS Associates, a division of LifeSci Advisors, LLC Associates.
99.1	Press Release, dated September 14, 2023 (furnished pursuant to Item 7.01).
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRX Pharmaceuticals, Inc.

Date: September 14, 2023	/s/ Stephen Willard
Stephen Willard
Chief Executive Officer

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